Exhibit 21.1
SUBSIDIARIES OF WELBILT, INC.
AS OF FEBRUARY 22, 2018

	Subsidiary Name	State or other Jurisdiction of Incorporation or Organization
1	Appliance Scientific, Inc.	Delaware
2	Beleggingsmaatsch appli Interrub BV	Netherlands
3	Berisford Holdings Limited	United Kingdom
4	Berisford Property Development (USA) Ltd.	New York
5	Boek-en Offsetdrukkerij Kuyte B.V.	Netherlands
6	Charles Needham Industries Inc.	Texas
7	Cleveland Range LLC	Delaware
8	Cleveland Range Ltd.	Canada
9	Convotherm Elecktrogerate GmbH	Germany
10	Convotherm India Private Limited	India
11	Enodis Corporation	Delaware
12	Enodis Group Holdings US, Inc.	Delaware
13	Enodis Group Limited.	United Kingdom
14	Enodis Hanover	United Kingdom
15	Enodis Holdings Inc.	Delaware
16	Enodis Holdings Limited	United Kingdom
17	Enodis Industrial Holdings Limited	United Kingdom
18	Enodis International Limited	United Kingdom
19	Enodis Investments Limited	United Kingdom
20	Enodis Maple Leaf Ltd.	United Kingdom
21	Enodis Nederland B.V.	Netherlands
22	Enodis Oxford	United Kingdom
23	Enodis Property Developments Limited	United Kingdom
24	Enodis Property Group Limited	United Kingdom
25	Enodis Regent	United Kingdom
26	Enodis Strand Ltd.	United Kingdom
27	Enodis Technology Center, Inc.	Delaware
28	Fabristeel (M) Sdn Bhd	Malaysia
29	Fabristeel Private Limited	Singapore
30	Foshan Manitowoc Foodservice Co. Ltd.	China
31	Frymaster, LLC	Louisiana
32	Garland Commercial Industries LLC	Delaware
33	Garland Commercial Ranges Limited	Canada
34	Glenluce Limited	Isle of Man
35	Inducs AG	Switzerland
36	Kysor Business Trust	Delaware
37	Kysor Holdings Inc.	Delaware
38	Kysor Industrial Corporation	Michigan
39	Kysor Industrial Corporation	Nevada
40	Kysor Nevada Holding Corporation	Nevada
41	Landis Holdings LLC	Delaware
42	Manitowoc (China) Foodservice Co., Ltd.	China
43	Manitowoc Cayman Islands Funding Ltd.	Cayman Islands
44	Manitowoc Equipment Works, Inc.	Nevada

45	Manitowoc Foodservice (Luxembourg) S.à.r.l.	Luxembourg
46	Manitowoc Foodservice Companies, LLC	Wisconsin
47	Manitowoc Foodservice Germany Holding GmbH	Germany
48	Manitowoc Foodservice Holding, Inc.	Wisconsin
49	Manitowoc Foodservice UK Holding Limited	United Kingdom
50	Manitowoc FP, Inc.	Nevada
51	Manitowoc FSG Holding, LLC	Delaware
52	Manitowoc FSG International Holdings, Inc.	Nevada
53	Manitowoc FSG Manufactura Mexico, S. De R.L. De C.V.	Mexico
54	Manitowoc FSG Mexico, SRL de C.V.	Mexico
55	Manitowoc FSG Operations, LLC	Nevada
56	Manitowoc FSG UK Limited	United Kingdom
57	Manitowoc TJ, SRL de C.V.	Mexico
58	Manston Limited	BVI
59	McCann’s Engineering & Manufacturing Co., LLC	California
60	Merrychef Limited	United Kingdom
61	MTW County (Domestication) LLC	Delaware
62	MTW County Limited	United Kingdom
63	Shanghai Manitowoc International Trading Co., Ltd	China
64	The Delfield Company LLC	Delaware
65	TRUpour Ltd.	Ireland
66	WELBILT (Halesowen) Ltd.	United Kingdom
67	WELBILT Asia Pacific Private Limited	Singapore
68	Welbilt Deutschland GmbH	Germany
69	WELBILT Foodservice India Private Limited	India
70	WELBILT Foodservice Russia LLC	Russia
71	Welbilt FSG U.S. Holding, LLC	Delaware
72	Welbilt Holding Company	Delaware
73	WELBILT Iberia, SAU	Spain
74	WELBILT Japan G.K.	Japan
75	Welbilt Mexico Services, S. de R.L. de C.V.	Mexico
76	Welbilt Manufacturing (Thailand) Ltd.	Thailand
77	WELBILT Middle East FZE	UAE
78	Welbilt U.S. Domestic Corporation	Delaware
79	Welbilt UK Limited	United Kingdom
80	Westran Corporation	Michigan